UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2005

Entegris, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-30789	41-1941551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 952-556-3131

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Eagle DE, Inc. (“Entegris Delaware”), a wholly owned subsidiary of Entegris, Inc. (the “Company”), has entered into a Rights Agreement, dated as of July 26, 2005, with Wells Fargo Bank, N.A., as Rights Agent. A brief description of the terms and conditions of the Rights Agreement is set forth in Item 3.03 of this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On July 26, 2005, the Board of Directors of Eagle DE, Inc. (“Entegris Delaware”), a wholly owned subsidiary of Entegris, Inc. (the “Company”), adopted a share rights agreement in accordance with the terms of the Agreement and Plan of Merger, dated as of March 21, 2005 (the “Merger Agreement”), among the Company, Entegris Delaware and Mykrolis Corporation and as contemplated by the joint proxy statement of the companies regarding the merger. Under the Merger Agreement, the Company will reincorporate into the State of Delaware and then Mykrolis will merge into Entegris Delaware, with the result that the stockholders of the Company and of Mykrolis will become stockholders of Entegris Delaware. Entegris Delaware will be the surviving corporation in the merger with Mykrolis and will be renamed Entegris, Inc. Subject to the requisite approval of the stockholders of the Company and Mykrolis and satisfaction of the other closing conditions, the merger is expected to be effective on or about August 6, 2005.

Under the share rights agreement, Entegris Delaware has declared, subject to the merger becoming effective, a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share (the “Common Shares”) of Entegris Delaware that will be outstanding on August 8, 2005 (the “Record Date”) to the stockholders of record on that date. Each Right will entitle the registered holder to purchase from Entegris Delaware one-hundredth of a share of Series A Junior Participating Preferred Capital Stock, $0.01 par value per share, of Entegris Delaware (the “Preferred Shares”), at a price of $50.00 per one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between Entegris Delaware and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agent”).

Initially, the Rights will attach to all certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date for the Rights will occur, subject to certain exceptions, upon the latest to occur of:

(A)(i) ten business days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (i.e., has become, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares), or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or first public announcement of the making of, or intention to make, a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares, whichever is earlier;

(B) such date or the occurrence of such event thereafter which is on or after the Record Date, as may be determined by action of the Board of Directors prior to the Distribution Date as determined by the earlier of (A)(i) or (A)(ii), or

(C) such date or the occurrence of such event thereafter as may be determined by action of the Board of Directors from time to time prior to the date or the occurrence of such event on which the Distribution Date would have occurred, but for the most recent determination by the Board of Directors.

Until the Distribution Date, the Rights will be evidenced by the Common Share certificates and transferred with and only with the Common Shares, new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference and the surrender for transfer of any certificates for Common Shares, even without such notation or a copy of the Summary of Rights that will be distributed to stockholders attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights will not be issued until after the effective time of the merger and are not exercisable until the Distribution Date. The Rights will expire on August 8, 2015 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by Entegris Delaware, in each case, as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). The number of Preferred Shares issuable upon the exercise of a Right is also subject to adjustment in the event of a dividend on Common Shares payable in Common Shares, or a subdivision, combination or consolidation of the Common Shares.

If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provisions shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise of the Right at the then current exercise price of the Right that number of Common Shares having a market value of two times the exercise price of the Right, subject to certain possible adjustments.

In the event that, at any time after a Person becomes an Acquiring Person, Entegris Delaware is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person (subject to certain exceptions) and prior to the acquisition by any person or group of 50% or more of the outstanding Common Shares, the Board of Directors of Entegris Delaware may exchange all or part of the Rights (other than Rights owned by such person or group which have become void) for Common Shares or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Shares, subject to adjustment.

At any time prior to the time any person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of Entegris Delaware may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of Entegris Delaware without the consent of the holders of the Rights, except that from and after the Distribution Date and from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Entegris Delaware, including, without limitation, the right to vote or to receive dividends.

A copy of the Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as an exhibit hereto.

Additional Information and Where to Find It

In connection with the proposed transaction, Entegris, Mykrolis and Eagle DE, Inc. (a newly formed corporation that will merge with Entegris to effect the reincorporation of Entegris in the State of Delaware in connection with the proposed transaction) has filed a joint proxy statement/prospectus with the Securities and Exchange Commission. A registration statement on Form S-4 also has been filed with the SEC. Security holders of each company and other investors are urged to read the registration statement and the joint proxy statement/ prospectus (including any amendments or supplements to the joint proxy statement/prospectus) regarding the proposed transaction because they contain important information about Entegris, Mykrolis and the proposed transaction. Stockholders may obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Entegris and Mykrolis, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the registration statement and the joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Entegris, 3500 Lyman Blvd, Chaska, MN 55318, Attention: Investor Relations Dept., telephone: (952) 556-8080, or at irelations@entegris.com or to Mykrolis, 129 Concord Road, Billerica, MA 01821, Attention: Investor Relations Dept., telephone (978) 436-6500, or at investor_relations@mykrolis.com. In addition, investors and security holders may access copies of the documents filed with the SEC by Entegris on Entegris’ website at www.entegris.com, and investors and security holders may access copies of the documents filed with the SEC by Mykrolis on Mykrolis’ website at www.mykrolis.com.

Participants in Solicitation

Entegris, Mykrolis and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Entegris’ directors and executive officers is available in its Form DEF 14A filed with the SEC by Entegris on December 15, 2004 and in its Form 10-K filed with the SEC on November 12, 2004, and information regarding Mykrolis’ directors and executive officers is available in its Form DEF 14A filed with the SEC by Mykrolis on March 26, 2004 and in its Form 10-K filed with the SEC on March 11, 2005 (as amended by Form 10-K/A filed with the SEC on April 14, 2005). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed or to be filed with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit 4.1	Rights Agreement, dated as of July 26, 2005, between Eagle DE, Inc. and Wells Fargo Bank, N.A., as Rights Agent
Exhibit 99.1	Press Release issued by Entegris, Inc. dated July 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entegris, Inc.

Date: July 29, 2005

/s/ James E. Dauwalter
James E. Dauwalter Chief Executive Officer